SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

July 31, 2002

Date of Report (date of earliest event reported)

SONICWALL, INC.

(Exact name of Registrant as specified in its charter)

California	000-27723	77-0270079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1160 Bordeaux Drive
Sunnyvale, California 94089

(Address of principal executive offices)

(408) 745-9600

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure

Effective as of July 31, 2002, Cosmo Santullo resigned as SonicWALL, Inc.’s Chief Executive Officer and President, and resigned from the Board of Directors.

Effective as of July 31, 2002, Bill Roach, Senior Vice President of Partners, Alliances and Strategic Accounts, was appointed to the role of interim Chief Executive Officer. A copy of the press release announcing Mr. Santullo’s resignation and Mr. Roach’s appointment is filed herewith as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits

99.1	Press Release dated August 1, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONICWALL, INC.

Date: August 5, 2002	By:	/s/ MICHAEL SHERIDAN
Michael Sheridan Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 1, 2002.